                                                                   EXHIBIT 10.28





                           THE HILLHAVEN CORPORATION

                           DEFERRED COMPENSATION PLAN

               (AMENDED AND RESTATED, EFFECTIVE OCTOBER 1, 1994)

                               TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE 1     DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE 2     SELECTION, ENROLLMENT, ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

     2.1      Selection by Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
     2.2      Enrollment Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
     2.3      Eligibility; Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE 3     DEFERRAL COMMITMENTS/INTEREST CREDITING   . . . . . . . . . . . . . . . . . . . . . . . . .       8

     3.1      Minimum and Maximum Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
     3.2      Company Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
     3.3      Election to Defer; Effect of Election Form  . . . . . . . . . . . . . . . . . . . . . . . .      10
     3.4      Withholding of Deferral Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
     3.5      Interest Crediting Prior to Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .      10
     3.6      Installment Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
     3.7      FICA and Other Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

ARTICLE 4     SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL
              EMERGENCIES; WITHDRAWAL ELECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

     4.1      Short-Term Payout   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
     4.2      Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies   . . . . . . . . . .      12
     4.3      Withdrawal Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

ARTICLE 5     RETIREMENT BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

     5.1      Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
     5.2      Payment of Retirement Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
     5.3      Death Prior to Completion of Retirement Benefits  . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE 6     PRE-RETIREMENT SURVIVOR BENEFIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

     6.1      Pre-Retirement Survivor Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
     6.2      Payment of Pre-Retirement Survivor Benefits   . . . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE 7     TERMINATION BENEFIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

     7.1      Termination Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
     7.2      Payment of Termination Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

ARTICLE 8     DISABILITY WAIVER AND BENEFIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15

     8.1      Disability Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
     8.2      Disability Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15

ARTICLE 9     BENEFICIARY DESIGNATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15

     9.1      Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
     9.2      Beneficiary Designation; Change; Spousal Consent  . . . . . . . . . . . . . . . . . . . . .      16
     9.3      Acknowledgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
     9.4      No Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
     9.5      Doubt as to Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
     9.6      Discharge of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

ARTICLE 10    LEAVE OF ABSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

     10.1     Paid Leave of Absence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
     10.2     Unpaid Leave of Absence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

ARTICLE 11    TERMINATION, AMENDMENT OR MODIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .      17

     11.1     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
     11.2     Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
     11.3     Effect of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

ARTICLE 12    ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

     12.1     Committee Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
     12.2     Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
     12.3     Binding Effect of Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
     12.4     Indemnity of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
     12.5     Employer Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

ARTICLE 13    OTHER BENEFITS AND AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

ARTICLE 14    CLAIMS PROCEDURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

     14.1     Presentation of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

     14.2     Notification of Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
     14.3     Review of a Denied Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
     14.4     Decision on Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
     14.5     Legal Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

ARTICLE 15    TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

     15.1     Establishment of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
     15.2     Interrelationship of the Plan and the Trust   . . . . . . . . . . . . . . . . . . . . . . .      20

ARTICLE 16    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

     16.1     Unsecured General Creditor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
     16.2     Employer's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
     16.3     Nonassignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
     16.4     Not a Contract of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
     16.5     Furnishing Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
     16.6     Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
     16.7     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
     16.8     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
     16.9     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
     16.10    Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
     16.11    Spouse's Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
     16.12    Incompetent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
     16.13    Court Order   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
     16.14    Distribution in the Event of Taxation   . . . . . . . . . . . . . . . . . . . . . . . . . .      23
     16.15    Legal Fees to Enforce Rights After a Change of Control Event  . . . . . . . . . . . . . . .      24
     16.16    Taxes and Withholding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
     16.17    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24

                           THE HILLHAVEN CORPORATION

                           DEFERRED COMPENSATION PLAN

                AMENDED AND RESTATED, EFFECTIVE OCTOBER 1, 1994


                                    PURPOSE

         The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of The Hillhaven Corporation, a Nevada corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

         This Plan represents a combination and continuation of The Hillhaven Corporation Deferred Compensation Master Plan, Third Restatement and The Hillhaven Corporation Senior Management Deferred Compensation Plan (either a "Predecessor Plan"). All amounts previously deferred under and account balances maintained under either of such plans shall, as of October 1, 1994, become subject to the terms and conditions of The Hillhaven Corporation Deferred Compensation Plan as set forth herein, and as this instrument may be amended from time to time.

         Notwithstanding the foregoing sentence, any Participant in pay status shall receive payment of his or her deferred compensation pursuant to the terms of the Predecessor Plan and any short-term payout election made pursuant to the Predecessor Plan shall be paid out pursuant to the election made thereunder.

                                   ARTICLE 1.
                                  DEFINITIONS

         For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1      "Account Balance" shall mean with respect to a Participant the sum of
         (i) his or her Deferral Amount, plus (ii) his or her company contributions, contributed under Section 3.2 hereof plus (iii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less (iv) all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually to a Participant as an Employee under any Employer's annual bonus plan or plans.

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary and/or Annual Bonus to be paid during a Plan Year that a Participant elects to have and is deferred in accordance with
         Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount deferred and withheld prior to such event.

1.4 "Base Annual Salary" shall mean the annual compensation, including commissions, overtime, and incentive payments (other than amounts considered part of the Annual Bonus), but excluding severance pay, compensation received as a result of deferral, any equity-based compensation and fringe benefits (including but not limited to relocation expenses, non-monetary awards, directors fees and other fees, automobile, educational, uniform, professional dues, and employee expense allowances), paid to a Participant for employment services rendered to any Employer before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employer. Notwithstanding the foregoing, the Company may elect to permit directors fees to be included in the definition of Base Annual Salary by written notice to affected Participants.

1.5 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7      "Board" shall mean the board of directors of the Company.

1.8 A "Change of Control Event" shall be deemed to occur if any of the following events has occurred:

                          (i)     A Person, alone or together with its
                 Affiliates and Associates, or "group", within the meaning of
                 Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, after the date hereof, the beneficial owner of 20% or more of the general voting power of the Company. Notwithstanding the preceding sentence, a Change of Control Event shall not be deemed to occur if the "Person" described in the preceding sentence has acquired 20% or more of the general voting power of the Company as consideration in a transaction or series of related transactions involving the Company's acquisition (by stock acquisition, merger, asset purchase or otherwise) of one or more businesses approved prior to such transactions or series of transactions by the Incumbent

                 Board (as defined in (ii) below), and provided that, if such transaction or series of transactions results in the merger, consolidation or reorganization of the Company and such Person, the Company is the surviving entity following such merger, consolidation or reorganization.

                          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be considered as though such person were a member of the Incumbent Board.

                          (iii)   Consummation or effectiveness of:

                                  a. a merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

                                        1.      the stockholders of the
                                  Company, immediately before the Business
                                  Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately and before the Business Combination, and

                                        2.      the individuals who were
                                  members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                                        3.      no Person (other than any
                                  Person who, immediately prior to the Business Combination, had beneficial ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                          b. a complete liquidation or dissolution of the Company; or

                          c. the sale or other disposition of all or substantially all of the assets of the Company to any Person.

                 For purposes of determining whether a Change of Control Event has occurred, the following additional definitions apply:

                 "Affiliate or Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                 "Person," means an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan (including a trust relating thereto) of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan. "Person" shall also not include National Medical Enterprises, Inc. ("NME"), any subsidiary of NME, any Affiliate or Associate of NME, any employee benefit plan or employee stock plan of NME or any subsidiary of NME to the extent that such entities, individually or collectively, own any or all of (x) 8,878,147 shares of the Company's common stock (approximately 31% of the general voting power of the Company as of December 6, 1994) registered in the name of NME or any subsidiary of NME as of the date of this Agreement, or
                 (y) such additional number of shares of the Company's common stock issued to NME or any subsidiary of NME in exchange for shares of the Company's Series C Preferred Stock or Series D Preferred Stock so long as such exchange has been approved in advance by the Incumbent Board.

                 "Voting Stock" means shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

1.9      "Claimant" shall have the meaning set forth in Section 14.1.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.11     "Committee" shall mean the committee described in Article 12.

1.12     "Company" shall mean The Hillhaven Corporation, a Nevada corporation.

1.13 "Crediting Rate" shall mean, starting October 1, 1994 and for each Plan Year starting thereafter, an interest rate determined and announced by the Committee before the Plan Year for which it is to be used that is equal to 110% of the Moody's Rate. The Moody's Rate for a Plan Year shall be an interest rate that (i) is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages -- Av. Corp," and (ii) is equal to the average corporate bond yield published for the month which precedes the enrollment date for the Plan Year for which the rate is to be used. The Crediting Rate for the last quarter of 1994 shall equal 9.46%.

1.14 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

1.15 "Deduction Limitation" shall mean the following described limitation on the annual benefit that may be distributed pursuant to the provisions of this Plan. The limitation shall be applied to distributions under this Plan as set forth in this Plan. If the Company determines in good faith prior to a Change of Control Event that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change of Control Event is deductible, the Company may defer all or any portion of the distribution. Any amounts deferred pursuant to this limitation shall continue to be credited with interest in accordance with Section 3.5 below. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change of Control Event.

1.16 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan.

1.17     "Disability Benefit" shall mean the benefit set forth in Article 8.

1.18 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.19     "Employee" shall mean a person who is an employee of any Employer.

1.20 "Employer(s)" shall mean the (i) the Company, (ii) its wholly-owned subsidiaries, (iii) partnerships in which the Company or a wholly-owned subsidiary owns in excess of

         50% and (iv) any Employer that has entered into a contract with the Company or a subsidiary for the receipt of management services at one or more facilities owned by such Employer if the Employer has been selected by the Committee to participate in the Plan. Obligations of each Employer hereunder shall be separate except where The Hillhaven Corporation has by specific action of its Board of Directors or other written agreement executed by a duly authorized officer agreed that it and/or its wholly-owned subsidiaries will undertake joint and several liability.

1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

1.22 "Participant" shall mean any Employee who was a Participant in either of the Predecessor Plans before October 1, 1994 and still has an Account Balance maintained hereunder or an Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) a) whose Plan Agreement has not terminated. By addendum to this Plan, the Board or the Committee may permit directors of any of the Employers to become Participants hereunder regardless of whether they are Employees.

1.23 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and, with respect to each Participant, by his or her one or more Plan Agreements, as may be amended from time to time.

1.24 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. A Participant may be required to enter into more than one Agreement depending on the entity employing him or her any time and the manner in which the Company and another Employer have agreed to allocate and assume responsibility for liabilities accrued hereunder.

1.25 "Years of Plan Participation" shall mean the total number of full Plan Years a Participant has been a Participant in the Plan. For purposes of a Participant's first Plan Year of participation only, any partial Plan Year of participation shall be treated as a full Plan Year.

1.26     "Plan Year" shall be the calendar year.

1.27     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

1.28 "Retirement", "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age 60.

1.29     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.30     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.31     "Termination Benefit" shall mean the benefit set forth in Article 7.

1.32 "Termination of Employment" shall mean the ceasing of employment with all Employers voluntarily or involuntarily, for any reason other than death.

1.33 "Trust" shall mean the grantor, or "rabbi" trust, within the meaning of Code Section 671, known as The Hillhaven Corporation Master Executive Deferred Compensation Trust established pursuant to The Hillhaven Corporation Master Trust Agreement for Executive Deferral Plans, dated as of October 1, 1994, between the Company and the trustee named therein, as amended from time to time.

1.34 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.35 "Years of Service" shall mean the total number of full 12 month periods of service in which a Participant has been employed by one or more Employers. Any partial year of employment or service shall not be counted. Except as may be determined by the Committee, service with an entity prior to its becoming an Employer or a unit thereof shall not be taken into account.

                                  ARTICLE 2
                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2 Enrollment Requirements. Individuals participating in either Predecessor Plan as of October 1, 1994 need not complete any initial enrollment materials except as may be necessary to defer compensation in Plan Years starting on or after January 1, 1995.

         Individuals initially selected to participate in this Plan after October 1, 1994 may commence participation as soon as they complete, execute and return to the Committee a Plan Agreement, Election Form and Beneficiary Designation Form, provided such documents are returned within 30 days of selection. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

2.3 Eligibility; Commencement of Participation. In the case of Employees selected for participation in this Plan after October 1, 1994, participation in this Plan shall commence on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet in a timely fashion all such requirements that he or she shall not be eligible toparticipate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

                                  ARTICLE III.
                    DEFERRAL COMMITMENTS/INTEREST CREDITING

3.1      Minimum and Maximum Deferral.

         (a) Minimum. For each Plan Year, a Participant may elect to defer Base Annual Salary and/or Annual Bonus that would otherwise be received during a Plan Year in the following minimum and maximum amounts for each type of deferral elected.

                                                            Minimum            Maximum
                          Deferral                           Amount             Amount
                          --------                          -------            -------
                          Base Annual Salary                   1%                100%
                          Annual Bonus                         1%                100%

                 If no election is made, the amount deferred for each type of compensation shall be zero. All amounts deferred under this
                 Section 3.1(a) shall at all times be fully vested and nonforfeitable.

         (b) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2      Company Contribution.

         (a) Subject to amendment or termination of the Plan and applicable limitations herein, as of the last day of each pay period, each Employer shall credit to the account of each Participant in its employ as of the last day of such period an amount equal to a percentage of the Participant's Annual Deferral Amount for the period, not in excess of the first 4% of the Participant's Base Annual Salary and Annual Bonus received during such period based on the Participant's Years of Service as of the last day of the pay period, as follows:

                                  Years of Service                  Percentage of Compensation
                                  ----------------                  --------------------------
                                                                             (up to first 4%)
                          Less than 1                                                 25%
                          At least 1 but less than 2                                  50%
                          At least 2 but less than 3                                  75%
                          3 or more                                                  100%

         (b) A Participant shall be vested in amounts attributable to Employer contributions (and earnings) credited to his or her Account Balance, as follows:

                                  Years of Service                  Percentage Vested
                                  ----------------                  -----------------
                                    Less than 3                                0%
                                           3                                  30%
                                           4                                  40%
                                           5                                  60%
                                           6                                  80%
                                    7 or more                                100%

                 Notwithstanding the foregoing, a Participant shall become fully vested in Employer contributions and earnings credited to his or her Account Balance if and when the Participant, while employed by an Employer, attains age 60, dies or incurs a Disability, or upon the occurrence of a Change of Control Event.

         (c)     Notwithstanding any other provision of this Plan including
                 Section 3.2(b), the Committee shall have the right in its sole discretion to cause any or all of the Employer contributions credited to an Account Balance, including earnings, to be forfeited if the Committee at any time determines that:

                          (i)  The Participant has consciously and
                 intentionally divulged Employer confidential information to the competitors of the Employer which is clearly and unequivocally detrimental to the Employer, and such action has been fully and completely documented under oath;

                          (ii) The Participant has engaged in criminal conduct which is clearly and unequivocally detrimental to the Employer, and such conduct has been fully and completely documented under oath; or

                          (iii) Within the two years immediately following his or her Termination of Employment date, the Participant engages in any capacity in a business, other than National Medical Enterprises or one of its subsidiaries, that is in substantial, direct competition with the business of, and in the geographical areas served by, any of the operating units, including the corporate office of the Company for which the Employee worked during the 3 years immediately preceding his or her Termination of Employment date.

3.3 Election to Defer; Effect of Election Form. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Election Form, which election and form must be accepted by the Committee for valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year.

3.4 Withholding of Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld each payroll period in accordance with the Participant's election as a percentage of Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant.

3.5 Interest Crediting Prior to Distribution. Prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8, interest shall be credited and compounded quarterly on a Participant's Account Balance as though the quarterly portion of the Participant's Annual Deferral Amount and Employer contributions were made in two installments, half at the beginning of the quarter and half at quarter-end. Provided, that portion of the Annual Deferral Amount deferred from an annual bonus (and Employer contribution attributable thereto) shall be treated as credited at the beginning of the quarter in which the bonus is paid. The rate of interest for crediting shall be the Crediting Rate.

3.6 Installment Distributions. In the event a benefit is paid in installments under Articles 5, 6, 7, 8 or 11, installment payment amounts shall be determined in the following manner:

         (a) Interest Rate. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the Crediting Rates for the Plan Year in which installment payments commence and the four
                 (4) preceding Plan Years. If a Participant has completed fewer than five (5) Plan Years, or if the Plan has been in existence fewer than five (5) Plan Years, this average shall be determined using the Crediting Rates for the Plan Years during which the Participant participated in the Plan.

         (b) "Deemed" Installment Payments. For purposes of calculating installment payment amounts only (and notwithstanding the fact that installment payments shall be paid monthly), installment payments for each 3 month period, starting with the date that the Participant became eligible to receive a benefit under this Plan (the "Eligibility Date") and continuing thereafter for each additional 3 month period until the Participant's Account Balance is paid in full, shall be deemed to have been paid in one sum as of the first day of each such 3 month period.

         (c) Amortization. Based on the interest rate determined in accordance with Section 3.6(a) above and the "deemed" form of installment payments determined in accordance with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal quarterly installment payments over the term of the specified payment period (starting as of the Eligibility Date and stated in quarters rather than months).

         (d) Monthly Payments. The quarterly installment payment determined in Section 3.6(c) above shall be divided by 3, and the resulting number shall be the monthly installment payment that is to be paid each month during the specified monthly installment payment period in accordance with the other terms and conditions of this Plan.

3.7 FICA and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Base Annual Salary that is not being deferred, the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section 3.7.

                                  ARTICLE 4
                   SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL
                        EMERGENCIES; WITHDRAWAL ELECTION

4.1 Short-Term Payout. Subject to the Deduction Limitation, in connection with each annual election to defer compensation, a Participant may, but need not, elect to receive a future "Short-Term Payout" from the Plan with respect to the Annual Deferral

         Amount for such Plan Year. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus interest credited in the manner provided in Section 3.5 above on that amount. Subject to the other terms and conditions of this Plan, each Short-Term payout elected shall be paid within 60 days of the first day of the Plan Year that is a number of years, not less than three, elected by the Participant, beginning on the first day of the Plan Year following the Plan Year in which the Annual Deferral Amount is actually deferred.

4.2 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.

4.3 Withdrawal Election. A Participant may elect, at any time, to withdraw all of his or her vested Account Balance prior to the time such Account Balance is otherwise due and payable in whole or in part, subject to a 10% withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of that balance shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The penalty shall be equal to 10% of the Participant's vested Account Balance determined immediately prior to the withdrawal. Provided, the penalty shall not apply to any portion of the vested Account Balance that is otherwise
         payable to the Participant during the year of the withdrawal.   The
         Participant shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                   ARTICLE 5
                               RETIREMENT BENEFIT

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefits. A Participant, in connection with his or her commencement of participation in the Plan, or, if later, during the enrollment period for the Plan Year beginning in January 1995, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period, stated in an even number of years, of not less than two but not more than fifteen years. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 3 years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.

5.3 Death Prior to Completion of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                  ARTICLE 6
                        PRE-RETIREMENT SURVIVOR BENEFIT

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, if a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 Payment of Pre-Retirement Survivor Benefits. A Participant, in connection with his or her commencement of participation in the Plan or, if later, during the enrollment period for the Plan Year starting in January 1995, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120 or 180 months. The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $50,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or in installment payments that do no exceed five years in duration. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the

         Participant's death. In no event may the Beneficiary select the manner of payment either before or after the Participant's death.

                                  ARTICLE 7
                              TERMINATION BENEFIT

7.1 Termination Benefits. Subject to the Deduction Limitation, if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance, with interest credited in the manner provided in
         Section 3.5 above.

7.2 Payment of Termination Benefit. The Termination Benefit shall be paid commencing within 60 days of the Termination of Employment as follows:

         (a) A Termination Benefit of $50,000 or less shall be paid in a lump sum.

         (b) A Termination Benefit in excess of $50,000 shall be paid in 60 approximately equal monthly installments.

         (c) Notwithstanding (b), the Committee in its sole discretion may authorize a lump sum payment or installments over a period of less than five years.

         If payment is made in installments, the interest rate to be credited to the Account Balance during the installment payout shall be the otherwise applicable rate determined in accordance with Section 3.6.

                                 ARTICLE 8
                         DISABILITY WAIVER AND BENEFIT

8.1      Disability Waiver.

         (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

         (b) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall, if the Disability originated while the Participant was employed by an Employer, become fully vested in his or her Account Balance and shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

         (c) Return to Work. If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year of his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Disability Benefit. A Participant suffering a Disability shall, for all purposes under this Plan, continue to be considered to be employed by an Employer and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to terminate a Participant's employment at any time after such Participant is determined to be permanently disabled under the Participant Employer's long-term disability plan.

                                  ARTICLE 9
                            BENEFICIARY DESIGNATION

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                LEAVE OF ABSENCE

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Article 3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                  ARTICLE 11
                     TERMINATION, AMENDMENT OR MODIFICATION

11.1 Termination. Any Employer reserves the right to terminate the Plan at any time with respect to its participating Employees by the action of its board of directors. Upon the termination of the Plan, all Plan Agreements of a Participant shall terminate and his or her Account Balance, determined as if he or she had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, shall be paid to the Participant as follows. Prior to a Change of Control Event, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in monthly installments for up to 15 years, with interest credited during the installment period as provided in Section 3.6. After a Change of Control Event, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments by paying the Participant's remaining Account Balance in one lump sum amount.

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying Participant's remaining Account Balance in one lump sum amount.

11.3 Effect of Payment. The full payment of the applicable benefit under Articles 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                  ARTICLE 12
                                 ADMINISTRATION

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Compensation Committee of the Board. Members of the Committee may be Participants under this Plan. The Committee shall have the authority in its sole and unfettered discretion to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including claims for benefits and interpretations of this Plan, as may arise in connection with the Plan.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                  ARTICLE 13
                         OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                  ARTICLE 14
                               CLAIMS PROCEDURES

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.





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

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                 (i) the specific reason(s) for the denial of the claim, or any part of it;

                 (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                 (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                 (iv) an explanation of the claim review procedure set forth in Section 14.3 below.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)     may review pertinent documents;

         (b)     may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)     specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)     such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                  ARTICLE 15
                                     TRUST

15.1 Establishment of the Trust. The Company shall establish the Trust, and the Employers shall transfer over to the Trust such assets as the Employers determine, in their sole discretion, are necessary to assist in providing funds to meet the Employers' liabilities created hereunder.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                  ARTICLE 16
                                 MISCELLANEOUS

16.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. Any and all of all Employers' assets shall be, and remain, the general, unpledged unrestricted assets of the Employers. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future and a Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder, against the Company or a particular Employer, as reflected in the Participant's one or more Plan Agreements.

16.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

16.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were also in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Washington without regard to its conflicts of laws principles.

16.9 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:





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

                          Plan Administrator of the Deferred Compensation Plan The Hillhaven Corporation
                          The Cornerstone Building
                          1148 Broadway Plaza
                          Caller Service 2264
                          Tacoma, Washington  98402
                          Attn:   Senior Vice President,
                                  Human Resources and Administration
                          cc:     General Counsel

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand- delivered, or sent by mail, to the last known address of the Participant.

16.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.11 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.12 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.13 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

16.4     Distribution in the Event of Taxation.

         (a) General. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) Trust. If the Trust terminates and benefits are distributed from the Trust to a Participant, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.15 Legal Fees to Enforce Rights After a Change of Control Event. The Company is aware that upon the occurrence of a Change of Control Event, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change of Control Event, it should appear to any Participant that the Company or the Trustee has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

16.16 Taxes and Withholding. The Participant's Employer(s), or the trustee of the Trust, may withhold from any distribution under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

16.17 Severability. If and to the extent any provision hereof is held to be void or unenforceable, the Plan shall remain in full-force and effect with such provision severed as though such provision had not been included in the original Plan.

         IN WITNESS WHEREOF, the Company has executed this Plan document as of October 1, 1994.

                                 THE HILLHAVEN CORPORATION, a Nevada corporation



                                 By:____________________________________________

                                 Title:_________________________________________





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